EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Registration Statement Form S-8 (No. 333-238306) of BellRing Brands, Inc. of our report dated June 21, 2022, relating to our audit of the BellRing Brands, Inc. 401(k) Plan financial statements and the related supplemental Schedule of Assets (Held at End of Year) which appears in this Annual Report on Form 11-K of the BellRing Brands, Inc. 401(k) Plan for the year ended December 31, 2021.

/s/ Armanino LLP
St. Louis, Missouri
June 21, 2022